UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2006

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 412-553-4707

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On November 21, 2006, Alcoa Inc. (“Alcoa” or the “company”) announced that it has committed to re-positioning several of its downstream operations in order to further improve returns and profitability through a targeted restructuring of operations, and the creation of a soft alloy extrusion joint venture with the intention of eventually offering the venture to the public markets through an IPO.

The company expects to record after-tax restructuring charges of $175 to $195 million in the fourth quarter of 2006 as part of its plan to streamline operations. In addition, Alcoa expects to record after-tax restructuring charges of $25 to $30 million in 2007 related to the fourth quarter restructuring program.

The restructuring program will encompass plant closings and consolidations, and will lead to the elimination of approximately 6,700 positions across the company’s global businesses during the next year. This program is expected to save approximately $125 million before taxes on an annualized basis.

Included in the restructuring program are the following major pre-tax components:

Flat-Rolled Products

•	Restructuring of the company’s can sheet operations resulting in the elimination of approximately 320 positions, including the closure of the Swansea can sheet facility in the United Kingdom in the first quarter of 2007, resulting in charges of $55 to $60 million, split approximately one-third each for severance costs, accelerated depreciation and other exit costs (approximately $20 million of the total charge will be recognized in 2007).

•	Conversion of the idled San Antonio, Texas rolling mill into a temporary technical facility serving Alcoa’s global flat-rolled products business, resulting in a charge for asset impairments of approximately $55 million.

•	Asset impairments of approximately $40 million related to a global flat-rolled product asset portfolio review and rationalization.

Extruded and End Products

•	Consolidation of selected operations within the company’s global hard alloy extrusion production operations serving the aerospace, automotive and industrial products markets, resulting in the elimination of approximately 370 positions in the U.S. and Europe costing approximately $10 million.

Engineered Solutions

•	Restructuring and consolidation of the company’s automotive and light vehicle wire harness and component operations, including the closure of the manufacturing operations of the AFL Seixal plant in Portugal and restructuring of the AFL light vehicle and component operations in the U.S. and Mexico, resulting in charges of $45 to $50 million, primarily related to severance charges for the elimination of approximately 4,900 positions (approximately $9 million of the total charge will be recognized in 2007).

Packaging and Consumer

•	Consolidation of selected operations within the company’s global packaging production operations to increase productivity, resulting in the elimination of approximately 470 positions and charges of $30 to $35 million, primarily related to severance costs and accelerated depreciation (approximately $11 million of the total charge will be recognized in 2007).

Primary Metals and Alumina

•	Reduction within the company’s global primary metals and alumina operations by approximately 330 positions to further strengthen the company’s position on the global cost curve. This action will result in charges of $45 to $50 million, more than half of which relate to asset impairments and the remainder for severance costs and accelerated depreciation.

Other

•	Restructuring at various other locations account for the remaining charges of $25 to $30 million, more than half of which are for severance costs related to approximately 350 layoffs and the remainder for asset impairments and other exit costs.

Approximately half of the charges associated with the restructuring program will be in the form of cash payments, primarily for employee severance costs, and the remainder are for non-cash charges associated with plant closings and asset impairments.

A copy of Alcoa’s press release dated November 21, 2006 describing the restructuring program is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 2.06. Material Impairments.

The information set forth above in Item 2.05, “Costs Associated with Exit or Disposal Activities” relating to the pre-tax impairment charges expected to be recorded by Alcoa as a result of its fourth quarter 2006 restructuring activities is incorporated herein by reference.

On November 21, 2006, Alcoa announced that it has a letter of intent with Orkla ASA’s SAPA Group (Sapa) to create a joint venture that would combine its soft alloy extrusion business with Sapa’s Profiles extruded aluminum business with the intention of eventually offering an IPO of the combined entity. The new venture will be majority-owned by Orkla and operated by Sapa. It is anticipated that the joint venture will be formed by the end of the first quarter of 2007, subject to customary government approvals. Alcoa expects to record an after-tax impairment charge of $200 to $230 million (associated with the contribution of assets to the soft alloy joint venture) in the fourth quarter of 2006.

A copy of Alcoa’s press release dated November 21, 2006 describing the formation of the joint venture is attached hereto as Exhibit 99 and incorporated herein by reference.

Forward-Looking Statements

Certain statements in this report and the exhibit attached hereto relate to future events and expectations, and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements also include those containing such words as

“anticipates,” “believes,” “estimates,” “expects,” “targets,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Alcoa to be different from those expressed or implied in the forward-looking statements. Alcoa disclaims any intention or obligation, other than as required by law, to update or revise any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (a) material adverse changes in global economic or aluminum industry conditions generally, including global supply and demand conditions and prices for primary aluminum, alumina and other products; (b) material adverse changes in the markets served by Alcoa, including the transportation, building, construction, distribution, packaging, industrial gas turbine and other markets; (c) Alcoa’s inability to achieve the level of cost savings, productivity improvements or earnings growth anticipated by management, whether due to significant increases in energy, raw materials or employee benefit costs, labor disputes or other factors; (d) Alcoa’s inability to realize the full extent of the expected savings or benefits from its restructuring activities, to complete such activities in accordance with its planned timetable, or to assure that subsequent refinements or developments in its plans do not cause the actual charges to exceed the estimated charges; (e) changes in laws, governmental regulations or policies, currency exchange rates or competitive factors in the countries in which Alcoa operates; (f) significant legal proceedings or investigations adverse to Alcoa, including environmental, product liability, safety and health and other claims; and (g) the other risk factors summarized in Alcoa’s Form 10-K for the year ended December 31, 2005, Forms 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 and other reports filed with the Securities and Exchange Commission.

This report on Form 8-K does not constitute an offer of any securities for sale.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following is filed as an exhibit to this report:

99	Alcoa Inc. press release dated November 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Lawrence R. Purtell
Lawrence R. Purtell
Executive Vice President and
General Counsel

Dated: November 22, 2006

EXHIBIT INDEX

Exhibit No.	Description
99	Alcoa Inc. press release dated November 21, 2006.